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Exhibit 5.1

[Skadden Letterhead]

May 30, 2003

Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089

  Re:
  Yahoo! Inc.
  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as special counsel to Yahoo! Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) $750,000,000 aggregate principal amount of the Company's Zero Coupon Senior Convertible Notes Due 2008 (the "Notes") issued under an Indenture, dated as of April 9, 2003 (the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (the "Trustee"); and (ii) 18,292,683 shares of the Company's common stock, par value $0.001 per share, initially issuable upon conversion of the Notes pursuant to the Indenture (the "Underlying Common Stock"). The Company issued the Notes pursuant to that certain purchase agreement, dated April 3, 2003, by and between the Company and Credit Suisse First Boston LLC, as the initial purchaser (the "Purchase Agreement"). The Notes and Underlying Common Stock are to be offered and sold by certain securityholders of the Company.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act; (ii) an executed copy of the Registration Rights Agreement, dated April 9, 2003 (the "Registration Rights Agreement"), between the Company and Credit Suisse First Boston LLC (the "Initial Purchaser"); (iii) an executed copy of the Indenture; (iv) the closing documents delivered in connection with the sale of the Notes, including the executed global note representing the Notes authenticated by the Trustee; (v) the Certificate of Incorporation of the Company, and all Certificates of Amendment thereto and Certificates of Designations through the date hereof, in each case as filed with and certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (vi) the By-laws of the Company, as currently in effect (the "By-laws"); (vii) resolutions of the Board of Directors of the Company, dated April 2, 2003, and resolutions of the Pricing Committee thereof, dated April 3, 2003; (viii) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee; and (ix) a specimen certificate representing the Underlying Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In rendering the opinion set forth below in Paragraph 1, we have also assumed that the global note representing the Notes was duly authenticated by the Trustee. To the extent our opinion set forth below in Paragraph 1 relates to the enforceability of the choice of New York law provision of the Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provision, or a judgment upon an agreement containing such provision, is sought, and (ii) does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of New York and the General Corporation Law of the State of Delaware in connection with the transactions contemplated herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinion set forth below in Paragraph 2, we have assumed that the certificates evidencing the Underlying Common Stock will be manually signed by one of the authorized officers of the transfer agent and registrar for the Underlying Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Underlying Common Stock.

        We do not express any opinion as to the laws of any jurisdiction other than the States of New York and Delaware and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        (1)   the Notes have been duly authorized and are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

        (2)   the Underlying Common Stock has been duly authorized by all necessary corporate action and such Underlying Common Stock, when issued and delivered upon conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

        In rendering the opinion set forth above in Paragraph 1, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part III of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1